                                                                     EXHIBIT 4.7

      ==========================================================================

                         REGISTRATION RIGHTS AGREEMENT
                           Dated as of July 9, 1999

                                     Among

                       ALLFIRST PREFERRED CAPITAL TRUST,
                        ALLFIRST PREFERRED ASSET TRUST,
                            FIRST MARYLAND BANCORP

                                      and

                             LEHMAN BROTHERS INC.

      ==========================================================================

                               TABLE OF CONTENTS

                               Table of Contents

                                                                                          Page
                                                                                          ----
Section 1.  Definitions................................................................      1

Section 2.  Securities Subject to This Agreement.......................................      5

Section 3.  Registered Exchange Offer..................................................      5

Section 4.  Shelf Registration.........................................................      6

Section 5.  Additional Interest and Additional Distributions Under
            Certain Circumstances......................................................      8

Section 6.  Registration Procedures....................................................      9

Section 7.  Registration Expenses......................................................     18

Section 8.  Indemnification and Contribution...........................................     18

Section 9.  Rule 144A..................................................................     21

Section 10. Participation in Underwritten Registrations................................     21

Section 11. Selection of Underwriters..................................................     22

Section 12. Miscellaneous..............................................................     22

             This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 9, 1999 by and among Allfirst Preferred Capital Trust, a Delaware statutory business trust (the "Capital Trust"), Allfirst Preferred Asset Trust, a Delaware statutory business trust (the "Asset Trust"), First Maryland Bancorp, a Maryland corporation ("the Company"), and Lehman Brothers Inc. (the "Initial Purchaser").

             This Agreement is entered into in connection with the Purchase Agreement, dated as of July 9, 1999, among the Company, the Capital Trust, the Asset Trust and the Initial Purchaser (the "Purchase Agreement") which provides for the sale or sales by the Capital Trust to the Initial Purchaser of the Capital Trust's Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities, Series A, liquidation amount $1,000 per security (the "Capital Trust Preferred Securities"). The Company will be the owner of all of the beneficial ownership interests represented by the common securities (the "Capital Trust Common Securities") of the Capital Trust. The Capital Trust Preferred Securities and the Capital Trust Common Securities will be guaranteed by a Series A Capital Trust Guarantee (the "Capital Trust Guarantee") by the Company, to the extent described in such Capital Trust Guarantee. Concurrently with the issuance of the Capital Trust Preferred Securities, the Capital Trust Guarantee and the Capital Trust Common Securities, the Capital Trust will invest the proceeds of each thereof in the Asset Trust's Floating Rate Non-Cumulative Subsidiary Trust Preferred Securities, Series A (the "Asset Trust Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of the Asset Trust. The Company will own all the common securities (the "Asset Trust Common Securities"), representing undivided beneficial ownership interests in the assets of the Asset Trust. The Asset Trust Preferred Securities will be guaranteed by a Series A Asset Trust Guarantee (the "Asset Trust Guarantee") by the Company, to the extent described in the Asset Trust Guarantee. The Asset Trust will invest the proceeds of the issuance of the Asset Trust Preferred Securities in the Company's Floating Rate Junior Subordinated Debentures due July 15, 2029, Series A (the "Debentures" and, together with the Capital Trust Preferred Securities, the Asset Trust Preferred Securities, the Capital Trust Guarantee and the Asset Trust Guarantee, the "Securities") and other permitted investments. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Capital Trust, the Asset Trust and the Company have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligations to purchase the Capital Trust Preferred Securities under the Purchase Agreement.

             The parties hereby agree as follows:

     Section 1.  Definitions. As used in this Agreement, the following
                 -----------
capitalized terms shall have the following meanings:

             "Additional Distributions" has the meaning set forth in Section 5(a) of this Agreement.

             "Additional Interest" has the meaning set forth in Section 5(a) of this Agreement.

          "Asset Trust Declaration" means the Amended and Restated Declaration of Trust, to be dated as of July 13, 1999, among the Company, as sponsor, The Bank of New York, as Asset Property Trustee, The Bank of New York (Delaware), as Asset Delaware Trustee, and the Asset Trust Administrators named therein, pursuant to which the Asset Trust Preferred Securities and the Exchange Asset Trust Preferred Securities may be issued, as amended or supplemented from time to time in accordance with the terms thereof.

          "Asset Trust Guarantee Agreement" has the meaning set forth in the preamble to this Agreement.

          "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

          "Capital Trust Declaration" means the Amended and Restated Declaration of Trust, dated as of July 13, 1999, among the Company, as Capital Sponsor, The Bank of New York, as Capital Property Trustee, The Bank of New York (Delaware), as Capital Delaware Trustee, and the Capital Trust Administrators named therein, pursuant to which the Capital Trust Preferred Securities and the Exchange Trust Preferred Securities may be issued, as amended or supplemented from time to time in accordance with the terms thereof.

          "Capital Trust Guarantee Agreement" has the meaning set forth in the preamble to this Agreement.

          "Closing Date" means the date on which the Securities were sold.

          "Commission" means the Securities and Exchange Commission.

          "Consummate" or "Consummation" means the Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement, (ii) the maintenance of the effectiveness of the Exchange Offer Registration Statement and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) of this Agreement, and (iii) the exchange of the Exchange Securities for the Transfer Restricted Securities pursuant to the Exchange Offer.

          "Debentures" has the meaning set forth in the preamble to this Agreement.

          "Distribution" has the meaning set forth in the Capital Trust Declaration.

          "Effectiveness Target Date" has the meaning set forth in Section 5 of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Asset Trust Preferred Securities" means the Asset Trust's Floating Rate Non-Cumulative Subsidiary Trust Preferred Securities, Series B issued by the Asset Trust pursuant to the Asset Trust Declaration and exchanged for the Asset Trust Preferred Securities upon Consummation of the Exchange Offer.

          "Exchange Capital Trust Preferred Securities" means the Series B Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities, Series B issued by the Capital Trust pursuant to the Capital Trust Declaration and exchanged for the Capital Trust Preferred Securities pursuant to the Exchange Offer.

          "Exchange Debentures" means the Company's Floating Rate Junior Subordinated Debentures due July 15, 2029, Series B to be issued pursuant to the Indenture and exchanged for the Debentures upon Consummation of the Exchange Offer.

          "Exchange Guarantees" means, collectively, the Company's Series B Capital Trust Guarantee and the Series B Asset Trust Guarantee to be exchanged for the Capital Trust Guarantee and the Asset Trust Guarantee, respectively, pursuant to the Exchange Offer.

          "Exchange Offer" means the registration by the Company, the Capital Trust and the Asset Trust under the Securities Act of the Exchange Securities pursuant to an Exchange Offer Registration Statement pursuant to which the Company, the Capital Trust and the Asset Trust will offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate liquidation amount or principal amount, as applicable, equal to the aggregate liquidation amount or principal amount, as applicable, of the Transfer Restricted Securities tendered by such Holders.

          "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

          "Exchange Securities" means, collectively, the Exchange Capital Trust Preferred Securities, the Exchange Asset Trust Preferred Securities, the Exchange Debentures and the Exchange Guarantees.

          "Exempt Resales" means the transactions in which the Initial Purchaser proposes to sell the Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1),
(2), (3) and (7) of Regulation D under the Securities Act ("Accredited Institutions") and to certain non-"U.S. persons" in "offshore transactions," as such terms are defined in Regulation S under the Securities Act.

          "Holders" has the meaning set forth in Section 2(b) of this Agreement.

          "Indenture" means the Indenture, dated as of July 13, 1999, between the Company and The Bank of New York, as trustee (the "Indenture Trustee"), pursuant to which the Debentures and the Exchange Debentures are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

          "Initial Purchaser" has the meaning set forth in the preamble to this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Person" means an individual, partnership, limited partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          "Registration Default" has the meaning set forth in Section 5 of this Agreement.

          "Registration Statement" means any registration statement of the Company, the Capital Trust and the Asset Trust relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in either case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shelf Filing Deadline" has the meaning set forth in Section 4 of this Agreement.

          "Shelf Registration Statement" has the meaning set forth in Section 4 of this Agreement.

          "TIA" means the Trust Indenture Act of 1939, as amended.

          "Transfer Restricted Securities" means each Security, until the earliest to occur of (a) the date on which such Security has been exchanged by a person other than a Broker-Dealer for Exchange Securities in the Exchange Offer,
(b) following the exchange by a Broker-Dealer in the Exchange Offer of such Security for one or more Exchange Securities, the date on which such Exchange Securities are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act;

            "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company, the Capital Trust and the Asset Trust are sold to an underwriter for reoffering to the public.

     Section 2.  Securities Subject to This Agreement.
                 ------------------------------------

            (a)  Transfer Restricted Securities. The securities entitled to the
                 ------------------------------
benefits of this Agreement are the Transfer Restricted Securities.

            (b)  Holders of Transfer Restricted Securities. A Person is deemed
                 -----------------------------------------
to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person beneficially owns Transfer Restricted Securities.

     Section 3.  Registered Exchange Offer.
                 -------------------------

            (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company, the Capital Trust and the Asset Trust shall (i) use their reasonable best efforts to cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the date of this Agreement, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use their reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the date of this Agreement, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and
(C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use their reasonable best efforts to issue, on or prior to 30 days after the date on which such Registration Statement was declared effective by the Commission, Exchange Securities in exchange for all Securities tendered and not withdrawn in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Exchange Securities held by Broker-Dealers as contemplated by Section 3(c) below.

            (b) The Company, the Capital Trust and the Asset Trust shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company, the Capital Trust and the Asset Trust shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer

Registration Statement. The Company, the Capital Trust and the Asset Trust shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 days thereafter.

            (c) The Company, the Capital Trust and the Asset Trust shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company, the Capital Trust and the Asset Trust), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Exchange Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

            The Company, the Capital Trust and the Asset Trust shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Exchange Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 90 days from the date on which the Exchange Offer Registration Statement is declared effective or such shorter period until all Transfer Restricted Securities covered by the Exchange Offer Registration Statement have been sold.

            The Company, the Capital Trust and the Asset Trust shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day period in order to facilitate such resales.

     Section 4.  Shelf Registration.
                 ------------------

            (a)  Shelf Registration. If (i) the Company, the Capital Trust and
                 ------------------
the Asset Trust are not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) the Company has received an opinion of counsel, rendered by a law firm having a nationally recognized tax practice, to the effect that, as a result of the Consummation of the Exchange Offer there is more than an insubstantial risk that (A) the Capital Trust would be subject to United States Federal income tax with respect to income received on the Asset Trust Preferred Securities or the Exchange Asset Trust Preferred Securities, (B) the Capital Trust would be subject to more than a minimal amount of other taxes, duties or other governmental charges, (C) the Asset Trust would be subject to United States Federal income tax with respect to income accrued or received on the Debentures, Exchange Debentures or its permitted investments, (D) the Asset Trust would be subject to more than a minimal amount of other taxes, duties or other governmental charges or (E) interest payable by the Company with respect to the Debentures or the Exchange Debentures would not be deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) if any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or an "accredited investor" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act) or a non-U.S. person that acquired Securities pursuant to Regulation S under the Securities Act shall notify the Company at least 20 days prior to the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Securities acquired directly from the Capital Trust, the Asset Trust and the Company or one of its affiliates, then, in addition to effecting the Exchange Offer Registration Statement, the Capital Trust, the Asset Trust and the Company shall use their reasonable best efforts to:

          (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the earliest to occur of (1) the 90th day after the date on which the Capital Trust, the Asset Trust and the Company determines that they are not required to file the Exchange Offer Registration Statement or (2) the 120th day after the date on which the Capital Trust, the Asset Trust and the Company receive notice from a Holder of Transfer Restricted Securities as contemplated by clause (iii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) of this Agreement; and

          (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the Shelf Filing Deadline.

          The Capital Trust, the Asset Trust and the Company shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) of this Agreement to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time until the earlier of two years after the date of this Agreement (or such shorter period then required by Rule 144(k) under the Securities Act) or until one year after its effective date if such Shelf Registration Statement is filed at the request of the Initial Purchaser or such time as all of the applicable Securities have been sold thereunder or otherwise cease to be Transfer Restricted Securities.

            (b)  Provision by Holders of Certain Information in Connection with
                 --------------------------------------------------------------
the Shelf Registration Statement. No Holder of Transfer Restricted Securities
--------------------------------
may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Capital Trust, the Asset Trust and the Company in writing, within 20 days after receipt of a request therefor, such information as the Capital Trust, the Asset Trust and the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Distributions pursuant to Section 5 of this Agreement unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Capital Trust, the Asset Trust and the Company all information required to be disclosed in order to make the information previously furnished to the Capital Trust, the Asset Trust and the Company by such Holder not materially misleading.

     Section 5.  Additional Interest and Additional Distributions Under Certain
                 --------------------------------------------------------------
Circumstances.
-------------

            (a) If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective at any time prior to two years after the date of this Agreement (or such shorter period then required by Rule 144(k) under the Securities Act) (or one year if a Shelf Registration Statement is filed at the request of the Initial Purchaser) other than after such time as all Securities have been disposed of thereunder or otherwise cease to be Transfer Restricted Securities (each such event referred to in clauses (i) through (iv), a "Registration Default"), additional interest (the "Additional Interest") shall become payable in respect of the Debentures (including in respect of amounts accruing during any Extension Period (as defined in the Indenture)) and corresponding additional Distributions (the "Additional Distributions") shall become payable to each Holder of Asset Trust Preferred Securities (in its capacity as such and not in its capacity as an indirect holder of a pro rata share of the Debentures) and to each Holder of Capital Trust Preferred Securities (in its capacity as such and not in its capacity as an indirect holder of a pro rata share of the Asset Trust Preferred Securities) with respect to the first 90-day period immediately following the occurrence of such Registration Default at a rate per annum equal to 0.50% of the liquidation amount of the Capital Trust Preferred Securities, 0.50% of the liquidation amount of the Asset Trust Preferred Securities or 0.50% of the principal amount of the Debentures for each 90-day period or portion thereof that the Registration Default continues, provided, however, the rate at which any Additional Distributions are payable on the liquidation amount of the Capital Trust Preferred Securities and the Asset Trust Preferred Securities and the rate at which any Additional Interest is payable on the Debentures may not exceed in the aggregate 0.50% per annum. All accrued Additional Interest (and corresponding Additional Distributions) shall be paid to Holders by the Capital Trust, the Asset Trust and the Company by wire transfer of immediately available funds or by federal funds check on the last day of each such 90-day period. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest (and corresponding Additional Distributions) with respect to such Transfer Restricted Securities will cease.

          All obligations of the Capital Trust, the Asset Trust and the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

          (b) The Capital Trust, the Asset Trust and the Company shall notify the Capital Property Trustee within one business day after each and every date on which an event occurs in respect of which Additional Distributions or Additional Interest, as the case may be, are required to be paid. Additional Distributions shall be paid by depositing Additional Interest with the Asset Property Trustee for the benefit of the Holders thereof, on or before the applicable Interest Payment Date (as defined in the Indenture) (whether or not any payment other than Additional Distributions is payable on the Asset Trust Preferred Securities or the Capital Trust Preferred Securities), in immediately available funds in sums sufficient to pay the Additional Distributions then due to Holders of Transfer Restricted Securities. Any Additional Distributions and Additional Interest due will be payable in cash on January 15th, April 15th, July 15th, and October 15th of each year to the holder of record entitled to receive distributions or interest on the relevant payment date. Each obligation to pay Additional Interest and Additional Distributions shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.

     Section 6.  Registration Procedures.
                 -----------------------

          (a)    Exchange Offer Registration Statement. In connection with the
                 -------------------------------------
Exchange Offer, the Capital Trust, the Asset Trust and the Company shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

          (i) If in the reasonable opinion of counsel to the Capital Trust, the Asset Trust and the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Capital Trust, the Asset Trust and the Company hereby agree to seek a no-action letter from the Commission allowing the Capital Trust, the Asset Trust and the Company to Consummate an Exchange Offer for such Securities. The Capital Trust, the Asset Trust and the Company hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Capital Trust, the Asset Trust and the Company hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Capital Trust, the Asset Trust and the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Capital Trust, the Asset Trust or the Company, prior to the Consummation thereof, a written representation to the Capital Trust, the Asset Trust or the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Capital Trust, the Asset Trust or the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's, the Capital Trust's and the Asset Trust's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letters to Shearman & Sterling dated July 2, 1993, and to Brown & Wood llp (available February 7, 1997), and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Capital Trust, the Asset Trust or the Company.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company, the Capital Trust and the Asset Trust shall provide a supplemental letter to the Commission (A) stating that the Company, the Capital Trust and the Asset Trust are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and

     Co., Inc. (available June 5, 1991), Brown & Wood llp (available February 7,
     1997) and, if applicable, any no-action letter obtained pursuant to clause
     (i) above and (B) including a representation that the Company, the Capital Trust and the Asset Trust have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company's, the Capital Trust's and the Asset Trust's information and belief, based only on written representations received under clause (ii) above, that each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer.

          (b)  Shelf Registration Statement. In connection with the Shelf
               ----------------------------
Registration Statement, the Company, the Capital Trust and the Asset Trust shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company, the Capital Trust and the Asset Trust will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

          (c)  General Provisions. In connection with any Registration Statement
               ------------------
and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company, the Capital Trust and the Asset Trust shall:

          (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company, the Capital Trust and the Asset Trust shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 of this Agreement, as applicable, or such shorter period as will terminate when all Transfer Restricted

     Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading; provided that the Company shall not be required to disclose the nature or substance of any such fact or event as long as it is acting in good faith. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Capital Trust, the Asset Trust and the Company shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to each of the selling or exchanging Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (excluding all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Capital Trust, the Asset Trust and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (v) promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Capital Trust's, the Asset Trust's and the Company's representatives available for discussion of such document and other customary due diligence matters;

          (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Capital Trust, the Asset Trust and the Company and cause the Capital Trust's, the Asset Trust's and the Company's officers, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

          (vii) if requested by any selling Holders under the Shelf Registration Statement or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Capital Trust, the Asset Trust and the Company are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate liquidation amount or principal amount of Securities covered thereby or the underwriter(s), if any;

          (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Capital Trust, the Asset Trust and the Company hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and in connection with an Underwritten Registration, the Capital Trust, the Asset Trust and the Company shall:

               (A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

               (1) a certificate, dated the date of the effectiveness of the Shelf Registration Statement, signed by (x) the Chairman of the Board, the President or a Vice President and (y) the Chief Financial Officer of the Company, confirming, as of the date thereof, such matters as are customarily made by issuers to underwriters in underwritten offerings as such parties may reasonably request;

               (2) an opinion, dated the date of the effectiveness of the Shelf Registration Statement, of counsel for the Company (who may be internal counsel), the Capital Trust and the Asset Trust, covering such matters customarily covered in opinions requested in underwritten offerings as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Capital Trust and the Asset Trust, representatives of the independent public accountants for the Company, the Initial Purchaser's representatives and the Initial Purchaser's counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company, the Capital Trust and the Asset Trust and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                 (3) a customary comfort letter, dated the date of the effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings.

                 (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 of this Agreement with respect to all parties to be indemnified pursuant to said Section; and

                 (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, the Capital Trust and the Asset Trust pursuant to this clause (xi), if any.

          If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Asset Trust or the Capital Trust shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, Exchange Securities in the same amount as the Securities surrendered to the Company, the Capital Trust and the Asset Trust by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company, the Capital Trust and the Asset Trust for cancellation;

          (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xv) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, as promptly as is practicable under the circumstances in the good faith determination of the Company prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and any Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (xvi) provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide certificates for the Transfer Restricted Securities;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
     NASD), and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to Consummate the disposition of such Transfer Restricted Securities;

          (xviii) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

          (xix) cause the Indenture, the Capital Trust Declaration and the Asset Trust Declaration to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture, the Capital Trust Declaration and the Asset Trust Declaration as may be required for such Indenture, Capital Trust Declaration and Asset Trust Declaration to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the Indenture Trustee, the Capital Trust Guarantee Trustee, the Asset Trust Guarantee Trustee, the Capital Property Trustee and the Asset Property Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13(a) and
     Section 15(d) of the Exchange Act.

          Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company, the Asset Trust or the Capital Trust of the existence of any fact or event of the kind described in
Section 6(c)(iii)(D) of this Agreement, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) of this Agreement, or until it is advised in writing (the "Advice") by the Company, the Asset Trust or the Capital Trust that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, the Asset Trust or the Capital Trust, each Holder will deliver to the Company, the Asset Trust or the Capital Trust (at the Company's, the Asset Trust's and the Capital Trust's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company, the Asset Trust or the Capital Trust shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 of this Agreement, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) of this Agreement to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) of this Agreement or shall have received the Advice.

     Section 7.  Registration Expenses.
                 ---------------------

             All expenses incident to the Company's, the Asset Trust's and the Capital Trust's performance of or compliance with this Agreement, other than the expenses of any Holder, will be borne by the Company, the Capital Trust and the Asset Trust, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses under federal and state securities laws in connection with the Registration Statement; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), and associated messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Capital Trust and the Asset Trust; (v) all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements of this Agreement; and
(vi) all fees and disbursements of independent certified public accountants of the Company, the Capital Trust and the Asset Trust (including the expenses of any special audit and comfort letters required by or incident to such performance).

             The Company, the Capital Trust and the Asset Trust will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company, the Asset Trust or the Capital Trust.

     Section 8.  Indemnification and Contribution.
                 --------------------------------

             (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker-Dealer or Initial Purchaser, as applicable, who seeks to sell Exchange Securities, the Company, the Capital Trust and the Asset Trust shall, jointly and severally, indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or Initial Purchaser selling Exchange Securities, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant") from and against any loss, claim, damage or liability, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company, the Capital Trust and the Asset Trust shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any prospectus forming a part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company, the Capital Trust and the Asset Trust by or on behalf of such Participant specifically for inclusion therein; and provided further that (ii) as to any preliminary Prospectus, the indemnity agreement contained in this
Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, claim, damage, liability or action arising from the sale of the Exchange Securities to any person by that Participant if (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by the Company, the Capital Trust and the Asset Trust with Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company, the Capital Trust and the Asset Trust may otherwise have to any Participant or to any controlling person of that Participant.

          (b) Each Participant, severally and not jointly, shall indemnify and hold harmless the Company, the Capital Trust and the Asset Trust, each of its directors, officers, employees or agents and each person, if any, who controls the Company, the Capital Trust and the Asset Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Capital Trust and the Asset Trust or any such director, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, the Capital Trust and the Asset Trust by or on behalf of that Participant specifically for inclusion herein, and shall reimburse the Company, the Capital Trust and the Asset Trust and any such director, officer, employees or agents or controlling person for any legal or other expenses reasonably incurred by the Company, the Capital Trust and the Asset Trust or any such director, officer, employees or agents or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Company, the Capital Trust and the Asset Trust or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchaser shall have the right to employ counsel to represent jointly the Initial Purchaser and those other Participants and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Participants against the Company, the Capital Trust and the Asset Trust under this Section 8 if, in the reasonable judgment of the Initial Purchaser it is advisable for the Initial Purchaser and those Participants, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Capital Trust, the Asset Trust and the Company. Each indemnified party, as a condition of the indemnity agreements contained in Section 8, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Capital Trust, the Asset Trust and the Company on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Capital Trust, the Asset Trust and the Company or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Capital Trust and the Asset Trust and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of the Notes exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 8(d) are several and not joint.

     Section 9.  Rule 144A.
                 ---------

             The Company, the Capital Trust and the Asset Trust hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, upon request, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     Section 10. Participation in Underwritten Registrations.
                 -------------------------------------------

             No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     Section 11.  Selection of Underwriters.
                  -------------------------

            The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company. All expenses related to an Underwritten Offering, other than those of the Company, the Capital Trust and the Asset Trust described in Section 7, shall be borne by participating Holders.

     Section 12.  Miscellaneous.
                  -------------

            (a)   Remedies. The Company, the Capital Trust and the Asset Trust
                  --------
agree that monetary damages (including the Additional Interest and Additional Distributions contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b)   No Inconsistent Agreements. The Company, the Capital Trust and
                  --------------------------
the Asset Trust will not on or after the date of this Agreement enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions of this Agreement. The Company, the Capital Trust and the Asset Trust have not previously entered into any agreement granting any registration rights with respect to their securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Capital Trust's, the Asset Trust's and the Company's securities under any agreement in effect on the date of this Agreement.

            (c)   Adjustments Affecting the Securities. The Company, the Capital
                  ------------------------------------
Trust and the Asset Trust will not take any action, or permit any change to occur, with respect to Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

            (d)   Amendments and Waivers. The provisions of this Agreement may
                  ----------------------
not be amended, modified or supplemented, and waivers or consents to or departures from the provisions of this Agreement may not be given unless the Company, the Capital Trust and the Asset Trust have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions of this Agreement that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

          (e)    Notices. All notices and other communications provided for or
                 -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Declaration; and

          (ii)  if to the Company, the Capital Trust and the Asset Trust:

                 First Maryland Bancorp
                 25 South Charles Street
                 Baltimore, Maryland 21201
                 General Counsel

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f)    Successors and Assigns. This Agreement shall inure to the
                 ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

          (g)    Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)    Headings. The headings in this Agreement are for convenience of
                 --------
reference only and shall not limit or otherwise affect the meaning of this Agreement.

          (i)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (j)    Severability. In the event that any one or more of the
                 ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k)    Entire Agreement. This Agreement together with the other
                 ----------------
transaction documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company, the Capital Trust and the Asset Trust with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (l)    Required Consents. Whenever the consent or approval of Holders
                 -----------------
of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              FIRST MARYLAND BANCORP

                              By:DAVID M.CRONIN
                                 -----------------------------------------------
                                 Name:
                                 Title: Executive Vice President

                              ALLFIRST PREFERRED CAPITAL TRUST

                              By:DAVID M. CRONIN
                                 -----------------------------------------------
                                 Name:
                                 Title:  Capital Trust Administrator

                              ALLFIRST PREFERRED ASSET TRUST

                              By:DAVID M.CRONIN
                                 -----------------------------------------------
                                 Name:
                                 Title:  Asset Trust Administrator

                              LEHMAN BROTHERS INC.

                              By:/S/
                                 -----------------------------------------------
                                 Name:
                                 Title: